Exhibit 99.1

Investor Relations Contact Marlon Nurse, DM Senior VP – Investor Relations 212-564-4700
Vertex Energy, Inc.

VERTEX ENERGY PROMOTES JOHN STRICKLAND TO CHIEF OPERATING OFFICER

Houston, TX – October 8, 2015, Vertex Energy, Inc. (NASDAQ:VTNR)(“Vertex”), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced that it is promoting John Strickland, its long-time Manager of Supply, to be its Chief Operating Officer (COO), effective immediately. He will succeed David Peel, who will retire at the end of the year.

Mr. Strickland, 61, joined Vertex in late 2007 and has over 30 years of experience building relationships and developing companies in the recycling of used oils and fuel blending. In his various positions, he has grown used oil collection fleets, environmental service programs (non-hazardous), terminalling businesses for #6-oil from water ports and helped develop software for used oil collection operations. Mr. Strickland was employed by Texpar Energy L.L.C., first as General Manager from November 1999 to November 2003 and then as Project Manager from November 2003 to October 2007. From 1986 to 1999, he was the General Manager and Vice- President of Sellers Oil Inc., then one of the largest recycling and fuel marketers of used oil and #6-fuel oil in the southeast.

Benjamin P. Cowart, Chief Executive Officer of Vertex, said, “John Strickland has done a remarkable job for us in the Black Oil Division and is in touch with every supplier on a daily basis. He has a good understanding of the industry and our business, and he is a key player in helping us address industry challenges. We are confident that he is the right man for the job, and we anticipate his contributions will likely grow in magnitude as his responsibilities expand.

Cowart continued, "Dave has worked with me on his planned transition towards retirement. I would like to thank him for his leadership and commitment over the last 18 months, as we moved through a challenging environment. He has been helpful as we grow our regional footprint with the acquisition of the Omega and Heartland assets."

Mr. Strickland, Manager of Supply and Trade, stated, “I am thankful for this opportunity, and look forward to continuing to work closely with Mr. Cowart and Chris Carlson, our Chief Financial Officer, to build our business, our reach into the marketplace, and overcome the industry challenges.”

David Peel, the current COO of Vertex, said, “I am very pleased that John will be succeeding me as COO, and I am confident that he will excel in the role. Although I am retiring as an executive, I will remain with Vertex in a consultative role to support John, Ben, and the rest of the amazing team at Vertex.”

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex purchases these streams from an established network of local and regional collectors and generators. Vertex also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex manages takes place at its facility, which uses a proprietary Thermal Chemical Extraction Process (“TCEP”) technology. Based in Houston, Texas, Vertex also has offices in California, Chicago, Georgia, Nevada, and Ohio. More information on Vertex can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex.